COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- INCOME PORTFOLIO WITH THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT / CORPORATE BOND INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:


                 DREYFUS       DREYFUS        LEHMAN
                 LIFETIME     LIFETIME       BROTHERS
                PORTFOLIOS   PORTFOLIOS    INTERMEDIATE
                 -INCOME       -INCOME     GOVERNMENT /
                PORTFOLIO     PORTFOLIO      CORPORATE       CUSTOMIZED
                (INVESTOR   (RESTRICTED        BOND           BLENDED
 PERIOD          SHARES)      SHARES)         INDEX *         INDEX **

 3/31/95         10,000       10,000          10,000          10,000
 9/30/95         10,808       10,824          10,673          10,893
 9/30/96         11,573       11,615          11,221          11,824
 9/30/97         13,099       13,183          12,140          13,615
 9/30/98         14,268       14,388          13,407          14,921


*Source: Lehman Brothers
**Source: Lehman Brothers, Lipper Analytical Services, Inc., and
          The Wall Street Journal